UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

Penn Millers Holding Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, P.O. Box P Wilkes-Barre, Pennsylvania	18773
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 233-8347

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On November 30, 2011, Penn Millers Holding Corporation (the “Company”) and ACE American Insurance Company, a Pennsylvania domestic stock insurance company (“ACE”), completed the previously announced merger of a wholly owned subsidiary of ACE with and into the Company in accordance with the Agreement and Plan of Merger, dated as of September 7, 2011, by and among ACE, Panther Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of ACE (“Merger Sub”), and the Company (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity and a wholly owned subsidiary of ACE. The Merger became effective on November 30, 2011 at 8:01 a.m., Eastern time (the “Effective Time”). The aggregate purchase price in connection with the Merger was approximately $107 million.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At the Effective Time, each outstanding share of common stock of the Company, par value $0.01 per share (“Common Stock”) (other than shares owned by the Company as treasury stock or any subsidiary of the Company and any shares owned by ACE or Merger Sub), was converted into the right to receive $20.50 per share in cash, without interest. As of the Effective Time, all shares of Company Common Stock were automatically canceled and ceased to exist.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2011, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company requested that the NASDAQ Stock Market (“NASDAQ”) suspend trading in Company Common Stock, effective as of November 30, 2011, and file with the SEC an application on Form 25 in accordance with Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended, to delist the Company Common Stock as soon as practicable. On November 30, 2011, NASDAQ filed such application on Form 25 with the SEC.

Item 3.03	Material Modification to Rights of Security Holders.

The information under Item 2.01 is incorporated herein by reference.

Upon the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of ACE. ACE funded its payment of the Merger consideration using cash on hand.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, the following directors of the Company resigned from the Company’s Board of Directors (the “Board of Directors”) and any committees of the Board of Directors, as provided in the Merger Agreement:

Heather M. Acker

F. Kenneth Ackerman, Jr.

E. Lee Beard

Dorrance R. Belin

John L. Churnetski

John M. Coleman

Kim E. Michelstein

Robert A. Nearing, Jr.

Donald A. Pizer

Immediately following the Effective Time, Douglas A. Gaudet, as the Company’s only remaining director, appointed John L. Lupica, James M. English, Joseph F. Fisher and Michael O. Banks to the Board of Directors.

Immediately following the Effective Time, certain of the Company’s officers were removed pursuant to action by the Company’s Board of Directors. As a result, immediately following the Effective Time, each of Jonathan C. Couch, Keith A. Fry, Kevin D. Higgins, Harold W. Roberts and Joseph J. Survilla ceased to be an officer of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately following the Effective Time on November 30, 2011, the Company filed amended and restated articles of incorporation with the Pennsylvania Department of State, which became effective on such date. In addition, , pursuant to a resolution of the sole shareholder of the Company, immediately following the Effective Time, the Company adopted amended and restated bylaws. Copies of the amended and restated Articles of incorporation and the bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 8.01	Other Events.

On November 30, 2011, the Company issued a press release announcing the completion of the Merger. A copy of the Company’s press release is attached to this Current Report on Form 8-K as exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The Company hereby files or incorporates by reference the exhibits described below.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 7, 2011, by and among ACE American Insurance Company, Panther Acquisition Corp. and Penn Millers Holding Corporation (incorporated by reference to Exhibit 2.1 of Penn Miller’s Current Report on Form 8-K, filed with the SEC on September 9, 2011).

3.1	Amended and Restated Articles of Incorporation of Penn Millers Holding Corporation, dated November 30, 2011.

3.2	Amended and Restated Bylaws of Penn Millers Holding Corporation, dated November 30, 2011.

99.1	Press Release of the Company, dated November 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 6, 2011

PENN MILLERS HOLDING CORPORATION

By:	/s/ Douglas A. Gaudet

Name: Title:	Douglas A. Gaudet President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2011, by and among ACE American Insurance Company, Panther Acquisition Corp. and Penn Millers Holding Corporation (incorporated by reference to Exhibit 2.1 of Penn Miller’s Current Report on Form 8-K, filed with the SEC on September 9, 2011).

3.1	Amended and Restated Articles of Incorporation of Penn Millers Holding Corporation, dated November 30, 2011.

3.2	Amended and Restated Bylaws of Penn Millers Holding Corporation, dated November 30, 2011.

99.1	Press Release of the Company, dated November 30, 2011.